Lantax Prepared To Fund SkyWay Communications Holding Corp. With $24 Million

Lantax, a European investment group consisting of wealthy families, is in the final stages of negotiating a funding agreement with SkyWay Communications
Holding Corp. (SWYC) that will bring SWYC an estimated $24 Million. The duPont
Investment Fund 57289, Inc. financed a third party valuation of SWYC that enabled Lantax to determine a realistic value for the American Company as part of their due diligence.

The third party's Preliminary Indication of Value, an extensive document based upon prospective financial information, indicated that SWYC's stated value is in excess of $500 Million if the Company achieves its scheduled Milestones I and
II. These Milestones consist of raising in excess of $30 Million in funding, thereby enabling SkyWay to complete the Air-to-Ground (ATG) network that will provide the connection for their ATG services. Brent Kovar, President of SkyWay
Communications Holding Corp. indicated, "This will allow us to meet another portion of SkyWay's milestones. Upon the completion of our negotiations with
Lantax and the receipt of the DuPont investment, we will have all of the funding in place that is required to field our product. I want to thank the duPont
Investment Fund 57289, Inc. on behalf of all SkyWay shareholders for financing the third party valuation and for their unyielding faith in our Company. "

In addition to the independent third party valuation of SkyWay, Lantax witnessed a demonstration of the technology and had access to an engineering white paper, written by an MIT PhD, indicating that the patented technology developed by
Brent Kovar is sound and does achieve increased throughput as advertised.

A representative of Lantax stated, "Our fund is continually seeking to invest in companies that are concerned with anti-terrorist objectives. The independent third party valuation, the engineering white paper and a demonstration of the technology has satisfied our due diligence and we are currently negotiating with
SkyWay to determine our future business involvement in their Company."

Brent Kovar added, "A member of our senior management staff and a trusted financial advisor recently returned from Europe after completing several very productive meetings with representatives of Lantax. It is important to improve our position in the marketplace so that we can achieve favorable terms. I plan to personally complete the negotiations by the end of the month."

About Lantax

Lantax is an international venture capital firm dedicated to finding and investing in companies that are the most advanced and effective at combating security threats to private, commercial, national and international governments.
The heightened threat of terrorism has brought newfound attention to corporate,

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governmental, and private surveillance systems. However, few organizations have the capabilities necessary to integrate their surveillance operation into their core IT infrastructure. Lantax desires to invest alongside the management of these unproven companies, which appear to have the potential to develop into significant economic contributors.

About SkyWay Communications Holding Corporation

SkyWay Communications Holding Corporation is a Clearwater, Florida based company that is developing a unique ground to air in-flight aircraft communication network that it anticipates will facilitate homeland security and in-flight entertainment. SkyWay is focused on bringing to the market a network supporting aircraft-related service including anti-terrorism support, real time in-flight surveillance and monitoring, WIFI access to the Internet, telephone service and enhanced entertainment service for commercial and private aircraft throughout the United States. Based on the final upgrading of a previous airborne telephone and communications network, SkyWay intends to provide broadband connectivity between the ground and in-flight aircraft throughout the U.S. using technology that provides a broadband high-speed data transmission. SkyWay intends to be the communications solution for commercial and private aircraft owners wanting real time access to on-board security systems, aircraft health and welfare monitoring, avionics operations and for passengers wanting real time high-speed access to the Internet. The network will enable applications that can personalize the in-flight entertainment experience, provide real time access to flight management avionics with long-term data storage and also support for ground monitoring of in-flight surveillance systems that are being designed with the goal of enhancing current airline security standards.

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.
Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of the
Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

For more information regarding SkyWay Communications Holding Corp. please contact:

Investor Relations Contacts:

      Ed Sasso or Dave Gentry
      Aurelius Consulting Group, Inc.
      (407) 644-4256 x 107
      (800) 644-6297
      Ed@Aurcg.com
      http://www.runonideas.com

      Steve Klein
      Skyway Communications Holding Corp.
      727-535-8211 ext. 2480
      sklein@swyc.us
      www.skywayaircraftsecurity.com